Exhibit 10.1

SECURITYHOLDER AGREEMENT

This SECURITYHOLDER AGREEMENT, dated as of February 6, 2018 (as it may be amended from time to time, this “Agreement”), is made by and between Identiv, Inc., a Delaware corporation (“Acquirer”), and each of the Company Shareholders and Company Noteholders of 3VR Security, Inc., a California corporation (the “Company”), who are party hereto and the Management Carve-out Participants (each, a “Holder” and collectively, the “Holders”). Capitalized terms used in this Agreement but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger, dated February 6, 2018 (the “Merger Agreement”), by and among Acquirer, Eagle Acquisition, Inc., a California corporation and wholly owned subsidiary of Acquirer (“Merger Sub”), the Company and the Securityholder Representative. This Agreement shall become effective as of the date of the Merger Agreement, provided, however, that the rights and obligations set forth in Articles V and VI hereof shall only be effective at, and contingent upon, the Closing; provided that, if the Closing does not occur for any reason this entire Agreement shall be null and void ab initio.

RECITALS

A. Acquirer, Merger Sub, the Company and the Securityholder Representative have entered into the Merger Agreement pursuant to which, among other things, Merger Sub will, at the Effective Time, be merged with and into the Company, and the Company will be the surviving company and will become a wholly-owned subsidiary of Acquirer (the “Merger”).

B. In connection with the Merger, at Closing, Acquirer will, among other things, issue shares of its common stock (“Acquirer Shares”) to the Holders, and following the Closing, the Holders will be eligible to receive additional Acquirer Shares in the event certain conditions set forth in the Merger Agreement are met.

C. Each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Holder’s ownership of the Acquirer Shares and certain rights and obligations related thereto.

D. In furtherance of the purposes of the Merger Agreement and as a condition to the willingness of Acquirer and Merger Sub to enter into the Merger Agreement, the Holders have agreed to the matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

Each Holder, with respect to such Holder only, represents and warrants to and for the benefit of Acquirer as follows as of the date such Holder became a party to this Agreement and as of the Closing Date:

Section 1.1 Organization; Authority; No Conflicts.

(a) If such Holder is an entity, such Holder is duly organized, validly existing and in good standing in its jurisdiction of organization. Such Holder has all requisite power and authority (and, if such Holder is an individual, has full legal capacity and is competent) to execute and deliver this Agreement, to perform such Holder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is an entity, the execution and delivery of this Agreement have been duly and validly authorized by such Holder and no other proceedings on the part of such Holder (including its board of directors (or comparable managing body)) are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder. This Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby do not and will not (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of such Holder (if any), or (ii) conflict with or violate any Legal Requirement of the United States or any other jurisdiction in which such Holder is organized or by which such Holder is bound or affected existing as of the date such Holder became a party to this Agreement, or (iii) conflict with any order of any Governmental Entity existing as of the date such Holder became a party to this Agreement.

Section 1.2 Ownership. As of the date such Holder became party to this Agreement, such Holder owns, and as of immediately prior to the Effective Time, such Holder will own, beneficially or of record, and has (and will have) good and valid title to, those shares of Company Capital Stock and those Company Notes (collectively, and each as listed on such Holder’s signature page set forth hereto, the “Securities”), set forth next to such Holder’s name on such Holder’s signature page set forth hereto free and clear of all Encumbrances (except Permitted Encumbrances). The Securities are the only securities, or rights to acquire securities, of the Company or any of its subsidiaries that are owned beneficially or of record by such Holder. Such Holder has not previously granted any proxy with respect to the Company Capital Stock set forth next to such Holder’s name on such Holder’s signature page set forth hereto that will impair such Holder’s ability to perform such Holder’s obligations hereunder. Notwithstanding anything contained herein, this Section 1.2 shall not apply to the Management Carve-out Participants.

ARTICLE II

NOTE CONVERSION AND REPAYMENT

Section 2.1 Note Conversion and Repayment. Notwithstanding anything to the contrary in the Company Notes or the related note purchase agreements or other agreements pursuant to which Company Notes were issued, at the Effective Time, the entire outstanding principal and the unpaid accrued interest outstanding on the Company Notes shall become due and payable and converted into the right to receive that portion of the Merger Consideration as set forth in the Merger Agreement as being payable or issuable, as applicable, to the Company Noteholders, including Section 1.6 of the Merger Agreement. The Company Noteholders agree to the repayment of the Company Notes from the Merger Consideration as provided in the Merger Agreement, including Section 1.6 of the Merger Agreement. The Company Noteholders hereby agree that the terms of the Company Notes are hereby amended to the extent necessary to permit the cancellation of the Company Notes, and the repayment of the principal and interest thereon as provided in the Merger Agreement. In addition, any notice of the Merger or any other transaction required under the Company Notes or the note purchase agreements or other agreements pursuant to which Company Notes were issued is hereby waived.

Section 2.2 Acknowledgment; Release of Lien. The Company Noteholders hereby acknowledge that, effective as of the Closing, (a) such Holder’s right to receive a portion of the Merger Consideration as provided in the Merger Agreement shall fully satisfy the Company’s obligations to the Company Noteholders with respect to the Company Notes (including all obligations to pay interest, fees or other premiums) or any other agreement or commitment (written or oral) to issue capital stock or other convertible securities or make any payment of any kind with respect to the Company Notes, (b) such Company Noteholder automatically releases any and all security interests and liens that such Company Noteholder holds on any assets of the Company in respect of the Company Notes and authorizes the Company or Acquirer or any of their respective designees or representatives to file UCC-3 termination statements or related documents to evidence such release, and (c) the Security Agreement by and among the Company and the Company Noteholders party thereto dated as of September 26, 2013 (as amended, the “Security Agreement”) is hereby terminated in all respects (and, with respect to this clause (c), the Company Noteholder party hereto that constitutes the collateral agent under the Security Agreement acknowledges and agrees to the foregoing in this clause (c) in such Company Noteholder’s capacity as such collateral agent). The Company Noteholders further acknowledge and waive any breach or event of default that occurred or may have occurred under the Company Notes (including, without limitation, the lapse of the maturity date) or any other agreement entered into with the Company.

Section 2.3 General. The Company Noteholders party hereto represent the Company Noteholders holding an aggregate principal amount of Company Notes sufficient to constitute the requisite approval necessary under the Company Notes and the Security Agreement to amend the Company Notes, terminate the Security Agreement and take all such other actions, under this Article II.

ARTICLE III

INDEMNIFICATION; WAIVER; RELEASE

Section 3.1 Indemnification.

(a) Each Holder has reviewed a copy of the Merger Agreement and understands the terms of the Merger Agreement and agrees (1) to be bound by the terms and conditions of the provisions of Article 7 of the Merger Agreement, to the extent purporting to bind or be applicable to the Holders, including, without limitation, the designation and empowerment of the Securityholder Representative, any and all provisions relating to the Holdback Shares, the Expense Fund Amount, the Earnout Consideration, the Contingent Consideration and any and all indemnification obligations of the Consideration Recipients contained in the aforementioned provisions, subject to the limitations on liability of the Consideration Recipients contained therein, and the limitations on liability set forth in Article 7 of the Merger Agreement with respect to the actions of the Securityholder Representative and (2) that such Holder will not assert any defense to the enforcement of the aforementioned provisions of the Merger Agreement on the grounds that such Holder is not familiar with the Merger Agreement.

(b) Each Holder acknowledges and agrees that such Holder may be entitled to a portion of the Holdback Shares, Expense Fund Amount, Earnout Consideration and Contingent Consideration, if any, only as and when such amount is payable to such Holder as a Consideration Recipient in accordance with the provisions of the Merger Agreement, and that such payment is a contingent right subject to the indemnification and other provisions of the Merger Agreement.

Section 3.2 Waiver. Each Holder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions provided for in the Merger Agreement or to seek damages or other legal or equitable relief in connection therewith (except as otherwise provided in the Merger Agreement).

Section 3.3 Release of Claims. Effective for all purposes as of the Closing Date:

(a) Each Holder acknowledges and agrees, on behalf of such Holder and each of such Holder’s current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, servants, stockholders, members, investors, equity holders or other representatives (including attorneys, accountants, consultants, bankers and financial advisors), heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (each a “Releasing Party”) that (A) such Releasing Party (i) has no Claims (as defined below), (ii) has not transferred or assigned or purported to transfer or assign, any Claims and (iii) shall not transfer or assign or purport to transfer or assign any Claims, in each case, relating to the Company, against the Company, Acquirer, or Merger Sub, or their respective current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, shareholders, members, or other representatives (including attorneys, accountants, consultants, bankers and financial advisors), heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (collectively, the “Released Parties”) and (B) such Releasing Party hereby irrevocably and unconditionally releases and forever discharges the Released Parties from any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary), in each case, relating to the Company (collectively, “Claims”); provided, that the foregoing release shall not cover (x) the rights of any Releasing Party under the Merger Agreement or this Agreement, (y) rights to any unpaid salary or other employee benefits payable to any Releasing Party in the ordinary course of business, or (z) any rights to exculpation, indemnification or advancement of expenses that any Releasing Party (or any representative of a Releasing Party who has provided services to the Company as an officer or director) are entitled to from the Company, pursuant to its articles of incorporation and/or bylaws, D&O insurance, applicable law or the terms of the Merger Agreement or other contract which provides for indemnification of such Person by the Company. Such Releasing Party acknowledges and agrees that such Releasing Party is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Such Releasing Party hereby waives and relinquishes any rights and benefits that such Releasing Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction. Such Releasing Party acknowledges that such Releasing Party may hereafter discover facts in addition to or different from those that such Releasing Party now knows or believes to be true with respect to the subject matter of this release, but it is such Releasing Party’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in the first sentence of this Section 3.3(a)) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained in this Section 3.3 shall be and remain in effect as full and complete releases with respect to the matters covered by the releases herein, notwithstanding the discovery or existence of any such additional or different facts. Such Releasing Party acknowledges and agrees that such Releasing Party (x) has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s and Acquirer’s representatives and (y) does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or Acquirer or any other person with regard to the subject matter, basis or effect of this release or otherwise.

(b) Each Holder acknowledges and understands (on behalf of such Holder and such other Releasing Parties) that the release contained herein and the agreement to be bound by the indemnification provisions described in this Agreement are conditions to the receipt of any Merger Consideration pursuant to the Merger Agreement.

ARTICLE IV

OTHER AGREEMENTS

Section 4.1 Transfer of Shares. Each Holder hereby agrees that such Holder will not, without the prior written consent of Acquirer, Transfer or encumber or otherwise dispose of any of such Holder’s Securities (or any interest therein) prior to the earlier of the Effective Time, the termination of this Agreement and the termination of the Merger Agreement; provided, however, that Holder may, (a) if Holder is an entity, distribute Securities to its partners, members and equity holders, (b) if Holder is an individual, transfer the Securities to any member of Holder’s immediate family, or to a trust for the benefit of Holder or any member of Holder’s immediate family for estate planning purposes, and (c) transfer Securities upon the death of Holder; provided further, that any such transfer shall be permitted only if the transferee agrees in writing to be bound by all of the terms of this Agreement. “Transfer” means (i) any direct or indirect sale, assignment, disposition or other transfer of, or agreement to transfer, either voluntary or involuntary, or (ii) to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of the ownership of securities, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

Section 4.2 Securityholder Representative. Each Holder hereby ratifies the appointment of the Securityholder Representative as contemplated by Sections 7.8 and 7.9 of the Merger Agreement with all powers described therein.

Section 4.3 Public Announcements. From and after the date hereof, each Holder agrees that such Holder shall not issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby prior to obtaining the written approval of Acquirer and, to the extent prior to the Closing Date, the Company, except that, to the extent disclosure may be required by applicable Legal Requirements, such Holder may make any required disclosure if it uses commercially reasonable efforts to give Acquirer and the Company, if applicable, reasonable opportunity to seek an appropriate protective order.

Section 4.4 Termination of Certain Holder’s Rights. Conditioned upon and effective immediately prior to the Effective Time, each Company Shareholder hereby waives any and all rights of tag along, first refusal, first offer, limitations on consideration or any similar rights arising of or relating to the Merger and the transactions contemplated hereby and thereby, that such Company Shareholder may have under the Company’s articles of incorporation and bylaws, each as amended from time to time, and under the Company’s Fourth Amended and Restated Investor Rights Agreement, by and between the Company and the individuals and entities listed on Exhibit A attached thereto, dated as of December 10, 2010 (as amended from time to time) (the “Rights Agreements”). Conditioned upon and effective immediately prior to the Effective Time, each Company Shareholder consents and agrees to the termination of the following agreements to the extent they are a party thereto:

•	Rights Agreements;

•	Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, by and between the Company and the individuals and entities listed on Exhibit A attached thereto, dated as of December 10, 2010, as amended to time; and

•	Fourth Amended and Restated Voting Agreement, by and between the Company and the individuals and entities listed on Exhibit A attached thereto, dated as of December 10, 2010, as amended from time to time.

The Company Shareholders party hereto hold the requisite number of shares of Company Capital Stock as required under the documents and agreements referenced in this Section 4.4 in order to effect all such actions set forth under this Section 4.4.

Section 4.5 Further Assurances. Each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under all Legal Requirements or otherwise to consummate and make effective the transactions contemplated by this Agreement.

Section 4.6 Waiver of Dissenters’ Rights. Each Company Shareholder hereby irrevocably waives any and all appraisal rights or dissenters’ rights in connection with the Merger Agreement and the form, terms and provisions thereof and the consummation by the Company of the transactions contemplated thereby, including the Merger, to which such Company Shareholder may otherwise be entitled in accordance with Chapter 13 of the California Corporations Code or otherwise.

ARTICLE V

RESTRICTED ACTIVITIES

Section 5.1 Lock-up.

(a) Each Holder agrees not to sell, pursuant to this Article V, Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or otherwise, (i) any of the Closing Share Consideration received by such Holder during the six-month period beginning on the date of the Closing until the six-month anniversary of Closing and (ii) more than 50% of the Closing Share Consideration received by such Holder during the period beginning on the day following the six-month anniversary of the Closing and ending on the nine-month anniversary of Closing. Beginning on the day following the nine-month anniversary of the Closing, there shall be no further sale restriction pursuant to this Section 5.1(a).

(b) Notwithstanding anything to the contrary in the foregoing, the restrictions set forth in this Section 5.1 shall not apply to (i) any Transfer by the Holder to any of its Affiliates or any limited partner, member, shareholder or stockholder of the Holder, provided that such Affiliate(s) or other transferee(s) agree in writing, in form and substance reasonably satisfactory to Acquirer to be bound by the terms and conditions of this Agreement, (ii) a Transfer to any party or parties not affiliated with the Holder who are acquiring majority control of Acquirer in a merger, tender offer or other transaction approved or recommended by the Acquirer board of directors, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing, in form and substance reasonably satisfactory to Acquirer, to be bound by the terms and conditions of this Agreement, (iv) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Holder or an immediate family member of the Holder; provided that the trustee of the trust or such other transferee agrees in writing, in form and substance reasonably satisfactory to Acquirer, to be bound by the terms and conditions of this Agreement; provided, further that any such transfer shall not involve a disposition for value; or (v) transfers to Acquirer to effect withholding or surrender of any of the Holder’s Acquirer Shares to satisfy tax withholding obligations.

(c) Any Transfer or attempted Transfer of Acquirer Shares in violation of this Section 5.1 shall, to the fullest extent permitted by applicable law, be null and void ab initio, and Acquirer shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of Acquirer.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1 Definitions. The following definitions will apply to this Article VI:

(a) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any Registration Statement under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Acquirer with the SEC.

(b) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (i) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement or (ii) filing a prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3.

(c) “Registrable Securities” means (A) the Closing Share Consideration and the Closing Management Carveout Shares received by the Holders and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, once issued, such securities will cease to constitute Registrable Securities upon the earliest to occur of (i) when they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) following the Closing Date, when they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (iii) when they shall have ceased to be outstanding or (iv) when they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities and (v) on the date the Registration Statement that becomes effective to register the Closing Share Consideration pursuant hereto expires. No Registrable Securities may be registered under more than one Registration Statement at one time.

(d) “Registration Expenses” means all expenses incurred by the Acquirer in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Article VI, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for Acquirer, blue sky fees and expenses, and expenses of the Acquirer’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(e) “Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

(f) “SEC” means the Securities and Exchange Commission.

(g) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel and other advisors for any Holder and all similar commissions relating to a Holder’s disposition of Registrable Securities.

Section 6.2 Registration Rights. Acquirer covenants and agrees as follows:

(a) Subject to the terms and conditions of this Agreement and the Acquirer’s receipt of information from each Holder that is required to be included in a Registration Statement regarding the Holder, within seventy-five (75) days after the Closing Date, Acquirer shall prepare and file with the SEC a Form S-3 covering the Registrable Securities and shall use its reasonable best efforts to have such Registration Statement be declared effective as soon as reasonably practicable after filing. The Acquirer shall use commercially reasonable efforts to keep such Form S-3 continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities until the earlier of December 31, 2020 and the date that all such shares covered by it are sold or are able to be sold by the holders thereof by relying on Rule 144 without any restriction, including volume limitation.

(b) The Acquirer shall not be required to effect a registration (including a resale of Registrable Securities from an effective Form S-3): (i) with respect to securities that are not Registrable Securities; or (ii) if the Acquirer has notified the Holders that in the good faith judgment of the board of directors of Acquirer, it would be materially detrimental to the Acquirer or its security holders for such registration to be effected at such time, in which event the Acquirer shall have the right to defer such registration for a period of not more than 60 Business Days.

Section 6.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Acquirer. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders pro rata on the basis of the aggregate offering or sale price of the securities so registered.

Section 6.5 Obligations of the Acquirer. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Form S-3, the Acquirer shall, as expeditiously as reasonably practicable:

(a) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective Registration Statement and, subject to this Section 6.3, keep such Registration Statement effective or such prospectus supplement current for the periods required by Section 6.2(a).

(b) Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(c) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by any Holder, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by any Holder; provided that, the Acquirer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(d) Use commercially reasonable efforts to procure the cooperation of the Acquirer’s transfer agent in settling any sale or transfer of Registrable Securities.

(e) If requested by the Holder, promptly include in a prospectus supplement or amendment such information as the Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Acquirer has received such request.

Section 6.6 Suspension of Sales. Upon receipt of written notice from the Acquirer that a Registration Statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Acquirer’s board of directors has determined in good faith that circumstances exist that make inadvisable use of such Registration Statement, prospectus or prospectus supplement, the Holders shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Acquirer that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Acquirer, such Holder shall deliver to the Acquirer all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities in use at the time of receipt of such notice. The total number of days that any such suspension described in this paragraph may be in effect in any 180-day period shall not exceed 60 Business Days.

Section 6.7 Obligations of the Holders.

(a) Discontinuance of Distribution. The Holders agree that, upon receipt of any notice from the Acquirer of the occurrence of any event of the kind described in Section 6.6 hereof, the Holders shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.6 hereof or receipt of notice that no supplement or amendment is required and that the Holders’ disposition of the Registrable Securities may be resumed. Acquirer may provide appropriate stop orders to enforce the provisions of this Section 6.7.

(b) Compliance with Prospectus Delivery Requirements. The Holders covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by Acquirer pursuant to this Agreement.

(c) Notification of Sale of Registrable Securities. The Holders covenant and agree that they shall notify Acquirer following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.

(d) Confidentiality. In the event the filing of any Registration Statement, prospectus or prospectus supplement is deferred pursuant to Section 6.6, or a Holder’s ability to trade is suspended pursuant to Section 6.6, the Holders agree to treat such information confidentially and to not make public such information.

Section 6.8 Termination of Registration Rights. The Holder’s registration rights as to any securities held by such Holder shall terminate on the date such securities cease to qualify as Registrable Securities.

Section 6.9 Furnishing Information.

(a) No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Acquirer.

(b) It shall be a condition precedent to the obligations of the Acquirer to take any action pursuant to Section 6.5 that the Holder shall furnish to the Acquirer such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registered offering of its Registrable Securities.

Section 6.10 Registration Statement Indemnification.

(a) The Acquirer shall indemnify and hold harmless each holder of Registrable Securities and, if such holder is a person other than an individual, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, and each other Affiliate, if any, who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) any of the foregoing Persons, against all claims, losses, damages and liabilities (or actions in respect thereof) to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages and liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any reasonable legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such claims, losses, damages and liabilities (or actions in respect thereof); provided, however, that the Acquirer shall not be required to provide indemnification pursuant to this Section 6.10(a) (i) where the claims, losses, damages and liabilities (or actions in respect thereof) are caused by or contained in any information furnished in writing to the Acquirer by such holder expressly for use therein, (ii) where the claims, losses, damages and liabilities (or actions in respect thereof) are caused by such holder’s failure to deliver a copy of the Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Acquirer has furnished such holder with the same prior to any written confirmation of the sale of Registrable Securities or (iii) offers or sales effected by or on behalf such holder “by means of” (as defined in Rule 159A) a “free writing prospectus” (as such term is defined in Rule 405) that was not authorized in writing by the Acquirer. This indemnity shall be in addition to any liability the Acquirer may otherwise have.

(b) To the extent permitted by applicable law, each Holder shall, if Registrable Securities held by such Holder are included for sale in such Registration Statement, indemnify and hold harmless the Acquirer, each of its directors, each officer of the Acquirer who shall sign such Registration Statement, each legal counsel and each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Affiliate who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any of the foregoing Persons against all claims, losses, damages and liabilities (or actions in respect thereof) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such claims, losses, damages and liabilities (or actions in respect thereof); provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6.10, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded upon advice of counsel that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Affiliate of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one firm of legal counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d) If the indemnification provided for in this Section 6.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any claims, losses, damages and liabilities (or actions in respect thereof) referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such claims, losses, damages and liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, losses, damages and liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of “fraudulent misrepresentation” within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. In the event of the termination of the Merger Agreement, this Agreement shall terminate immediately upon such date.

Section 7.2 Legends; Securities Act Compliance.

(a) The Holder acknowledges that the Closing Share Consideration to be received by such Holder will not be registered under the Securities Act or any state securities laws at such time, and agrees that such shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities laws, in each case, to the extent applicable. The Holder agrees that all certificates, book-entry shares or other instruments representing the Closing Share Consideration to be received by such Holder will bear a legend substantially to the following effect:

The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (a “State Act”) in reliance upon certain exemptions from registration under said acts. The securities evidenced by this certificate are subject to a Securityholder Agreement with certain restrictions on transfer, and further cannot be sold, assigned or otherwise transferred within the United States unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable State Act or (ii) exempt from, or not subject to, the Securities Act and each applicable State law.

(b) Notwithstanding Section 7.2(a), at the request of a Holder, (i) at such time as the restrictions described in the second sentence of the foregoing legend are no longer applicable to such Holder and (ii) with respect to restrictions that refer to the Securities Act or other Legal Requirements, upon receipt by the Acquirer of an opinion of counsel to the effect that the first sentence of the foregoing legend is no longer required under the Securities Act or other Legal Requirements, as the case may be (and for which Acquirer will use reasonable efforts to have corporate counsel to Acquirer to provide such an opinion of counsel to Acquirer upon request by such Holder), Acquirer will promptly cause such legend to be removed from any certificate or book-entry share for any Acquirer Shares held by such requesting Holder.

Section 7.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Acquirer and the Holders who have then received at least a majority of the Merger Consideration then paid or issued, as applicable, to the Consideration Recipients thereunder; provided, that, any amendment or waiver that increases the obligations or liabilities of a Holder shall require the prior written consent of such Holder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law

Section 7.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Acquirer. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their permitted successors and assigns. Any attempted assignment in violation of this Section 7.4 shall be void.

Section 7.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirements or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 7.6 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 7.7 Entire Agreement. This Agreement, together with the Merger Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

Section 7.8 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of California applicable to parties residing in California, without regard applicable principles of conflicts of law. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity hereof, including the determination of the scope or applicability of this agreement to arbitrate shall be determined by Arbitration pursuant to the terms and conditions set forth in Section 10.7 of the Merger Agreement.

Section 7.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 7.10 Specific Performance. The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any party hereto could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), such party may be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking. The parties hereto agree that they will not contest the appropriateness of specific performance as a remedy.

Section 7.11 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever.

Section 7.12 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) five (5) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after it is sent by commercial overnight courier service specifying next day delivery; or (iv) upon transmission if sent via electronic mail or facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice):

If to the Acquirer, to:

Identiv, Inc.

2201 Walnut Ave Suite 100

Fremont, CA 94538

Email: shumphreys@identiv.com

Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Stanley F. Pierson

Facsimile: (650) 233-4545

Email: spierson@pillsburylaw.com

If to a Holder, to the address specified on such Holder’s signature page.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

IDENTIV, INC.

By:
Name:
Title:

[Signature Page to Securityholder Agreement]

HOLDER:

By:
Name:
Title:

Address:

Email Address:

COMMON STOCK AND PREFERRED STOCK

Common	Series A	Series B	Series C	Series D	Series E

CONVERTIBLE PROMISSORY NOTES

Note Issuance Date	Principal Amount

[Signature Page to Securityholder Agreement]